Exhibit 99.1

Advent Software Reports Fourth Quarter and Fiscal Year 2010 Results

Record Quarterly Revenue of $76 Million and Record Operating Profitability of $12 Million

SAN FRANCISCO — February 7, 2011 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the fourth quarter and full year ended December 31, 2010.

“Advent concluded a very strong year with exceptional financial performance in the fourth quarter, in which we again delivered growth in revenue, bookings and profitability,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent. “We are extremely pleased to enter 2011 with momentum across the business in all geographies and market segments and across all of our products and services.”

FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

On December 13, 2010, the Company announced a two-for-one stock split of the Company’s common stock, payable in the form of a 100% stock dividend. On January 18, 2011, one additional share of common stock was distributed for each share held as of the close of business on January 3, 2011. All references to number of shares and per share information have been adjusted to reflect the stock split on a retroactive basis.

GAAP Results for Continuing Operations

The Company reported quarterly revenue from continuing operations of $75.6 million for the fourth quarter of 2010, compared to $66.3 million in the fourth quarter of 2009.  Total annual revenues from continuing operations for the year ended December 31, 2010 were $283.5 million, a 9% increase over the $259.5 million recorded in 2009.

Operating income for the fourth quarter of 2010 was $11.7 million, or 16% of revenue, up from $6.4 million or 10% of revenue for the fourth quarter of 2009. Operating income for the year ended December 31, 2010 was $36.3 million, or 13% of revenue, which represented an increase of 30% compared to $27.9 million, or 11% of revenue, for 2009.

Net income for the fourth quarter of 2010 was $9.2 million compared to $4.3 million in the fourth quarter of 2009.  Net income for the year ended December 31, 2010 was $24.3 million compared to $20.8 million for 2009, a 17% increase.

On a fully diluted basis, earnings per share in the fourth quarter of 2010 were $0.17 and represent a 109% increase from $0.08 in the fourth quarter of 2009.  On a fully diluted basis, earnings per share for the year ended December 31, 2010 were $0.45 and represent a 14% increase compared to $0.39 per share for 2009.

Operating cash flow in the fourth quarter of 2010 was $24.4 million, compared with $20.8 million in the fourth quarter of 2009, a 17% increase.  Operating cash flow for the year ended December 31, 2010 was $76.2 million, compared with $72.4 million for 2009, a 5% increase.  Cash, cash equivalents and short and long-term marketable securities totaled $152.0 million as of December 31, 2010, compared to $117.6 million as of December 31, 2009.

Total deferred revenues were $154.2 million as of December 31, 2010, compared to $146.1 million from continuing operations as of December 31, 2009, a 6% increase.

Non-GAAP Results

Non-GAAP operating income in the fourth quarter of 2010 was $17.9 million, or 24% of revenue.  This represents a 52% increase compared to $11.8 million, or 18% of revenue, in the fourth quarter of 2009.  Non-GAAP operating income for the year ended December 31, 2010 was $60.2 million, or 21% of revenue.  This represents an 18% increase compared to non-GAAP operating income of $51.0 million, or 20% of revenue for 2009.

Non-GAAP diluted earnings per share were $0.21 in the fourth quarter of 2010 compared to $0.14 in the fourth quarter of 2009.  On a non-GAAP basis, diluted earnings per share were $0.71 for the year ended December 31, 2010, a 15% increase compared to $0.62 per share for 2009.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FOURTH QUARTER HIGHLIGHTS

•                  Strong Fundamental Business Metrics: New term license and Advent OnDemand® contracts signed in the fourth quarter of 2010 are expected to contribute $10.5 million in annual revenue once they are fully implemented, a 5% increase over the fourth quarter of 2009.  The renewal rate was 91% for the third quarter of 2010, a 2 point improvement over the same period last year.

•                  Continued International Growth: Signaling continued international momentum in Asia Pacific, Europe and the Middle East, Advent signed new contracts in Hong Kong, New Zealand, Bahrain, Saudi Arabia, the Netherlands, Scandinavia, Switzerland and the United Kingdom in the fourth quarter. Revenues from international operations accounted for 17% of total revenue in the fourth quarter of 2010.

•                  Two-for-One Stock Split:  Advent’s Board of Directors approved a two-for-one split of its common stock.  The stock split was accomplished through a stock dividend issued by the Company on January 18, 2011.  The stock split increased the number of shares of common stock outstanding from approximately 26,000,000 shares to approximately 52,000,000 shares.  Weighted average common shares outstanding and earnings per share data for all periods presented have been adjusted to reflect the effect of the stock split.

•                  Buy-Side Technology and HFM Week Awards: Geneva® was named ‘Best Buy-Side Portfolio Accounting Product’ by Buy-Side Technology magazine for the fourth consecutive year and ‘Best Fund Accounting and Reporting System’ by HFM Week.

FINANCIAL GUIDANCE

Advent announces the following financial guidance for the first quarter and fiscal year 2011:

Guidance	Q1 2011	FY 2011
Total Revenue ($M)	$74-$76	$307-$314
GAAP Operating Margin	n/a	13%-14%
Amortization of Intangibles (% of revenue)	n/a	1%-2%
Stock Compensation Expense (% of revenue)	n/a	6%-7%
Non-GAAP Operating Margin	n/a	21%-22%
Operating Cash Flow ($M)	n/a	$81-$85
Capital Expenditures ($M)	n/a	$12-$15

INVESTOR CALL

Advent Software, Inc. will host its Q4 2010 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q4 2010 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 800-706-7741 and request conference ID #50145467.  A replay will be available through midnight, February 14, 2011, by calling 888-286-8010 and referencing conference ID #72639493.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 50 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, our revenue growth, market acceptance and demand for our products, international expansion, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development, release and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Tamale Software, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2009 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Advent Portfolio Exchange, Advent OnDemand, Geneva and Moxy are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

CONTACT

Media Contact:
Jessica Miller
Advent Software, Inc.
(415) 645-1668
jmiller@advent.com

Investor Relations Contact:
Heidi Flaherty
Advent Software, Inc.
(415) 645-1145
flaherty@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	December 31
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$81,948	$57,877
Short-term marketable securities	70,075	31,273
Accounts receivable, net	49,960	44,246
Deferred taxes, current	16,358	15,081
Prepaid expenses and other	17,864	22,350
Current assets of discontinued operation	—	494
Total current assets	236,205	171,321
Property and equipment, net	41,524	33,945
Goodwill	145,580	144,827
Other intangibles, net	19,772	22,965
Long-term marketable securities	—	28,495
Deferred taxes, long-term	33,591	40,502
Other assets	12,059	10,142
Noncurrent assets of discontinued operation	2,095	2,095

Total assets	$490,826	$454,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,737	$4,708
Accrued liabilities	34,080	31,066
Deferred revenues	147,896	140,186
Income taxes payable	1,691	1,616
Current liabilities of discontinued operation	165	719
Total current liabilities	190,569	178,295
Deferred revenues, long-term	6,337	5,879
Other long-term liabilities	14,844	12,969
Noncurrent liabilities of discontinued operation	5,228	5,115

Total liabilities	216,978	202,258

Stockholders’ equity:
Common stock	520	517
Additional paid-in capital	411,600	386,365
Accumulated deficit	(146,887)	(145,584)
Accumulated other comprehensive income	8,615	10,736
Total stockholders’ equity	273,848	252,034

Total liabilities and stockholders’ equity	$490,826	$454,292

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009

Net revenues:
Term license, maintenance and other recurring	$64,052	$56,343	$245,107	$222,759
Perpetual license fees	4,005	3,642	11,801	11,275
Professional services and other	7,497	6,348	26,593	25,474

Total net revenues	75,554	66,333	283,501	259,508

Cost of revenues (1):
Term license, maintenance and other recurring	13,395	12,094	51,261	46,823
Perpetual license fees	75	72	274	327
Professional services and other	7,278	6,587	28,901	29,777
Amortization of developed technology	1,503	1,473	6,374	5,618

Total cost of revenues	22,251	20,226	86,810	82,545

Gross margin	53,303	46,107	196,691	176,963

Operating expenses (1):
Sales and marketing	18,480	16,200	69,151	62,738
Product development	13,179	12,915	51,416	48,443
General and administrative	9,391	10,175	37,707	36,107
Amortization of other intangibles	295	351	1,272	1,666
Restructuring charges	230	38	840	130

Total operating expenses	41,575	39,679	160,386	149,084

Income from continuing operations	11,728	6,428	36,305	27,879
Interest income and other income (expense), net	(123)	(345)	(895)	1,240

Income from continuing operations before income taxes	11,605	6,083	35,410	29,119
Provision for income taxes	2,357	1,733	11,091	8,345

Net income from continuing operations	$9,248	$4,350	$24,319	$20,774

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $23, $4,230, $(46) and $5,639, respectively)	(68)	13,610	(166)	16,109

Net income	$9,180	$17,960	$24,153	$36,883

Basic net income (loss) per share:
Continuing operations	$0.18	$0.08	$0.47	$0.41
Discontinued operation	—	0.26	—	0.32
Total operations	$0.18	$0.35	$0.47	$0.72

Diluted net income (loss) per share:
Continuing operations	$0.17	$0.08	$0.45	$0.39
Discontinued operation	—	0.25	—	0.30
Total operations	$0.17	$0.33	$0.44	$0.70

Weighted average shares used to compute net income per share:
Basic	51,706	51,471	51,535	50,899
Diluted	54,823	53,947	54,476	52,909

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$466	$364	$1,774	$1,697
Cost of professional services and other revenues	295	302	1,441	1,269
Total cost of revenues	761	666	2,915	2,966

Sales and marketing	1,578	1,125	5,866	5,390
Product development	1,318	1,216	5,200	4,857
General and administrative	1,135	1,180	4,449	4,949
Total operating expenses	4,031	3,521	15,515	15,196

Total stock-based employee compensation expense	$4,792	$4,187	$18,430	$18,162

On December 13, 2010, the Company’s Board of Directors declared a two-for-one stock split of the Company’s common stock, payable in the form of a 100% stock dividend. On January 18, 2011, one additional share of common stock was distributed for each share held as of the close of business on January 3, 2011. All references to number of shares and to per share information, have been adjusted to reflect the stock split on a retroactive basis.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31
	2010	2009
Cash flows from operating activities:
Net income	$24,153	$36,883
Adjustment to net income for discontinued operation	166	(16,109)
Net income from continuing operations	$24,319	20,774

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	18,430	18,162
Depreciation and amortization	17,610	16,692
Loss on dispositions of fixed assets	22	93
Provision for doubtful accounts	188	215
Provision for (reduction of) sales returns	(616)	315
Gain on investments	—	(2,056)
Deferred income taxes	8,423	8,129
Other	241	199
Effect of statement of operations adjustments	44,298	41,749
Changes in operating assets and liabilities:
Accounts receivable	(5,619)	2,094
Prepaid and other assets	2,393	(1,906)
Accounts payable	1,997	(262)
Accrued liabilities	3,053	7,829
Deferred revenues	8,519	4,450
Income taxes payable	(2,742)	(2,301)
Effect of changes in operating assets and liabilities	7,601	9,904

Net cash provided by operating activities from continuing operations	76,218	72,427

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(4,719)	(200)
Purchases of property and equipment	(17,418)	(4,575)
Capitalized software development costs	(2,144)	(2,893)
Purchases of marketable securities	(46,496)	(60,000)
Sales and maturities of marketable securities	36,496	—
Proceeds from sale of investments	—	2,056
Proceeds from disposition of fixed assets	—	37
Change in restricted cash	—	611

Net cash used in investing activities from continuing operations	(34,281)	(64,964)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	14,020	8,637
Withholding taxes related to equity award net share settlement	(5,467)	(2,196)
Proceeds from common stock issued under the employee stock purchase plan	5,793	5,621
Repurchase of common stock	(35,881)	(14,578)
Repayment of long-term borrowing	—	(25,000)
Excess tax benefits from stock-based compensation	3,878	499

Net cash used in financing activities from continuing operations	(17,657)	(27,017)

Net cash transferred from (transferred to) discontinued operation	(112)	31,959

Effect of exchange rate changes on cash and cash equivalents	(97)	374

Net change in cash and cash equivalents from continuing operations	24,071	12,779
Cash and cash equivalents of continuing operations at beginning of period	57,877	45,098

Cash and cash equivalents of continuing operations at end of period	$81,948	$57,877

	Twelve Months Ended December 31
	2010	2009
Supplemental disclosure of cash flow information
Cash flow from discontiued operation:
Net cash provided by (used in) operating activities	$(377)	$2,621
Net cash provided by investing activities	—	26,358
Net cash transferred from (transferred to) continuing operations	112	(31,959)
Effect of exchange rates on cash and cash equivalents	(1)	(7)
Net change in cash and cash equivalents from discontinued operations	(266)	(2,987)
Cash and cash equivalents of discontinued operation at beginning of period	266	3,253
Cash and cash equivalents of discontinued operation at end of period	$—	$266

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended December 31, 2010 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$53,303	71%	$11,728	16%	$9,248

Amortization of acquired developed technology	831		831		831
Amortization of other acquired intangibles	—		295		295
Stock-based compensation - cost of revenues	761		761		761
Stock-based compensation - operating expenses	—		4,031		4,031
Restructuring charges	—		230		230
Income tax adjustment for non-GAAP (1)	—		—		(3,857)

Non-GAAP	$54,895	73%	$17,876	24%	$11,539

Diluted net income per share
GAAP					$0.17
Non-GAAP					$0.21

Shares used to compute diluted net income per share					54,823

	Three Months Ended December 31, 2009 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$46,107	70%	$6,428	10%	$4,350

Amortization of acquired developed technology	782		782		782
Amortization of other acquired intangibles	—		351		351
Stock-based compensation - cost of revenues	666		666		666
Stock-based compensation - operating expenses	—		3,521		3,521
Restructuring charges	—		38		38
Income tax adjustment for non-GAAP (1)	—		—		(2,271)

Non-GAAP	$47,555	72%	$11,786	18%	$7,437

Diluted net income per share
GAAP					$0.08
Non-GAAP					$0.14

Shares used to compute diluted net income per share					53,947

(1)          The estimated non-GAAP effective tax rate was 35% for the three months ended December 31, 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2010 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$196,691	69%	$36,305	13%	$24,319

Amortization of acquired developed technology	3,325		3,325		3,325
Amortization of other acquired intangibles	—		1,272		1,272
Stock-based compensation - cost of revenues	2,915		2,915		2,915
Stock-based compensation - operating expenses	—		15,515		15,515
Restructuring charges	—		840		840
Income tax adjustment for non-GAAP (1)	—		—		(9,656)

Non-GAAP	$202,931	72%	$60,172	21%	$38,530

Diluted net income per share
GAAP					$0.45
Non-GAAP					$0.71

Shares used to compute diluted net income per share					54,476

	Twelve Months Ended December 31, 2009 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$176,963	68%	$27,879	11%	$20,774

Amortization of acquired developed technology	3,128		3,128		3,128
Amortization of other acquired intangibles	—		1,666		1,666
Stock-based compensation - cost of revenues	2,966		2,966		2,966
Stock-based compensation - operating expenses	—		15,196		15,196
Restructuring charges	—		130		130
Investment gain	—		—		(2,056)
Income tax adjustment for non-GAAP (1)	—		—		(9,207)

Non-GAAP	$183,057	71%	$50,965	20%	$32,597

Diluted net income per share
GAAP					$0.39
Non-GAAP					$0.62

Shares used to compute diluted net income per share					52,909

(1)          The estimated non-GAAP effective tax rate was 35% for the twelve months ended December 31, 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected Continuing Operations’ GAAP Operating Income %

to Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2011
	Continuing Operations
	Operating Income %

Projected GAAP	13%	to	14%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	1%	to	2%
Projected stock based compensation adjustment	6%	to	7%

Projected non-GAAP	21%	to	22%